SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2004

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

0-33207	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE.

On June 14, 2004, Great Plains Energy Incorporated ("Great Plains Energy" or "Registrant") separately issued 5,000,000 shares of common stock and 6,000,000 units of FELINE PRIDES. Exhibits 1.1 and 1.2 are the Underwriting Agreements entered into by Great Plains Energy in connection with the issuance of common stock and FELINE PRIDES, respectively. Exhibits 4.1 through 4.6, inclusive, are the instruments defining the rights of holders of the FELINE PRIDES.
ITEM 7.		FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibit No.

1.1

Underwriting Agreement, dated June 8, 2004, between Great Plains Energy Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the various underwriters, relating to the issuance of 5,000,000 shares of common stock.

1.2

Underwriting Agreement, dated June 8, 2004, between Great Plains Energy Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the various underwriters, relating to the issuance of 6,000,000 units of FELINE PRIDES.

4.1	*

Purchase Contract Agreement, dated June 14, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as Purchase Contract Agent (Exhibit 4.1 to Registrant's Form 8-A/A, dated June 14, 2004).

4.2	*

Pledge Agreement, dated June 14, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary and BNY Midwest Trust Company, as Purchase Contract Agent (Exhibit 4.2 to Registrant's Form 8-A/A, dated June 14, 2004).

4.3	*

Remarketing Agreement, dated June 14, 2004, among Great Plains Energy Incorporated, BNY Midwest Trust Company, as Purchase Contract Agent, and the Remarketing Agent named therein (Exhibit 4.3 to Registrant's Form 8-A/A, dated June 14, 2004).

4.4	*	Indenture, dated June 1, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as Trustee (Exhibit 4.4 to Registrant's Form 8-A/A, dated June 14, 2004).

4.5	*	First Supplemental Indenture, dated June 14, 2004, between Great Plains Energy Incorporated and BNY Midwest Trust Company, as Trustee (Exhibit 4.5 to Registrant's Form 8-A/A, dated June 14, 2004).

4.6	*	Form of Income PRIDES (included in Exhibit 4.1 to Registrant's Form 8-A/A, dated June 14, 2004, as Exhibit A thereto).

* Filed with the Securities and Exchange Commission as exhibits to Registrant's Form 8-A/A, dated June 14, 2004, and are incorporated herein by reference and made a part hereof. The exhibit numbers of the documents so filed, and incorporated herein by reference, are stated in parentheses in the descriptions of such exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Jeanie Sell Latz

Jeanie Sell Latz
Executive Vice President-Corporate and Shared Services and Secretary

Date:  June 14, 2004